FIRST AMENDMENT TO THE
STOCK PURCHASE AGREEMENT

        This FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT (the “Amendment”), dated as of August 16, 2006 between Kendle International Inc., an Ohio corporation (“Buyer”), and Charles River Laboratories International, Inc., a Delaware corporation (“Seller”), amends certain provisions of the Stock Purchase Agreement, dated as of May 9, 2006 between Buyer and Seller (the “Stock Purchase Agreement”). Any capitalized terms not defined in this Amendment shall have the meaning ascribed thereto in the Stock Purchase Agreement.

        WHEREAS, Section 13.02 of the Stock Purchase Agreement provides that the Stock Purchase Agreement may be amended only by a subsequent amendment signed by each of the parties thereto; and

        WHEREAS, each of Buyer and Seller desire to amend the Stock Purchase Agreement as provided for herein below.

        NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.   Financial Statements. Section 5.05(b)(i) of the Stock Purchase Agreement is hereby amended by replacing the date “June 15, 2006” with “June 23, 2006".

         2.   Working Capital Adjustments. (a) Schedule 2.04 of the Disclosure Schedules to the Stock Purchase Agreement is hereby deleted.

        (b)   Each of the definitions of “Closing Working Capital”, “Current Assets” and “Current Liabilities” set forth in Section 1.01 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Closing Working Capital” means the difference between Current Assets and Current Liabilities as of the Closing Date and determined in accordance with GAAP (except as expressly provided for in the definitions of Current Assets and Current Liabilities) using the accounting policies, principles, practices and methodologies used in the preparation of the Balance Sheet, excluding the effect of any act, event or transaction after the Closing.

“Current Assets” means on a consolidated basis for the Business, the sum of (A) book cash (unrestricted), (B) book restricted cash held in escrow relating to specific customer studies, (C) trade accounts receivable both billed and unbilled net of allowance for doubtful accounts and (D) prepaid expenses, in each case as determined with respect to the Business in accordance with GAAP, excluding intercompany balances and current deferred tax assets.

“Current Liabilities” means on a consolidated basis for the Business, the sum of (A) trade accounts payable, (B) current accrued expenses, including accrued compensation for Company Employees, and (C) current liabilities for customer advances and deferred revenue (including amounts to be paid to investigators), in each case as determined with respect to the Business in accordance with GAAP, excluding intercompany balances and current deferred tax liabilities.

         3.   Charles River Laboratories Clinical Services Argentina SRL. All references to “Charles River Laboratories Clinical Services Argentina SRL” in the Stock Purchase Agreement and the Disclosure Schedules, including Schedules 3.06 and 3.07, are hereby deleted and Buyer acknowledges and agrees that such entity shall not be considered a Subsidiary or Company for purposes of the Stock Purchase Agreement.

         4.   Charles River Laboratories Clinical Services SRO. (a) The definition of “Company” set forth in Section 1.01 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Company” means each of Inveresk Research Inc., a Delaware corporation, Charles River Laboratories Clinical Services GmbH, a German limited liability company, and Charles River Laboratories Clinical Services SRO, a corporation formed under the laws of the Czech Republic, and “Companies” means all such entities.

(b) Schedule 2.06 of the Disclosure Schedules is hereby replaced with Schedule 2.06 attached hereto.

(c) Schedule 3.05(a) of the Disclosure Schedules is hereby replaced with Schedule 3.05(a) attached hereto, which reflects capitalization as of May 9, 2006.

(d) Schedule 3.06 of the Disclosure Schedules is hereby replaced with Schedule 3.06 attached hereto, which reflects the ownership of the Shares as of May 9, 2006.

    (e)        Schedule 3.07 of the Disclosure Schedules is hereby modified by removing reference to “Charles River Laboratories Clinical Services SRO” and Buyer acknowledges and agrees that such entity shall not be considered a Subsidiary for purposes of the Stock Purchase Agreement.

         5.   Definition of Company Employees. (a) The definition of “Company Employees” set forth in Section 1.01 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Company Employees” means (i) as of the date of this Agreement those persons employed by Seller, any Affiliate, any Company or any Subsidiary who work on a full-time or part-time basis for the Business; and (ii) as of the Closing Date, (A) those persons employed by any Company or any Subsidiary, (B) those persons who work on a full-time or part-time basis for the Business (including both the persons who work for the Business in the United States and whose payroll accounts are processed by Charles River Laboratories, Inc. or any Affiliate thereof and the persons set forth on Schedule 9.01(a) who work for the Business in Canada), (C) TUPE Transferring Employees and (D) those persons listed on Part I of Schedule 9.01(b) to be transferred into the Companies or the Subsidiaries by Seller or any of its Affiliates on or prior to the Closing Date; provided that “Company Employees” excludes those persons listed on Part II of Schedule 9.01(b) to be transferred out of the Companies or the Subsidiaries to Seller or its Affiliates prior to the Closing Date.

(b) Schedule 9.01(a) attached hereto shall be and is hereby incorporated into the Disclosure Schedules.

         6.   Charles River Laboratories Clinical Services GmbH. To the extent that the registration process with respect to the transfer of the ownership interests in Charles River Laboratories Clinical Services GmbH as contemplated by the Stock Purchase Agreement is not completed at or prior to Closing, Seller and Buyer hereby agree to take such actions to effectuate such transfer as soon as practicable after Closing in accordance with the standard set forth in Section 7.01(a) of the Stock Purchase Agreement.

         7.   Further Assurances – Foreign Subsidiaries. The following shall be added after the last sentence of Section 7.01 of the Stock Purchase Agreement:

“Upon the reasonable request of Buyer, Seller shall use its reasonable best efforts after the Closing to cause representatives of Subsidiaries not organized or incorporated under the laws of any state or jurisdiction in the United States to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or provide assistance with respect to Buyer’s corporate housekeeping matters with respect to the Subsidiaries, including appointment or election of directors and officers, consistent with the transactions contemplated by this Agreement.”

         8.   Pharma Clinical Research Limited. To the extent that the dissolution of Pharma Clinical Research Limited has not been completed at or prior to Closing, Seller hereby agrees to use its reasonable best efforts to take all such additional actions as may be required to effectuate such dissolution as soon as practicable after Closing.

         9.   Intercompany Accounts. The last sentence of Section 7.04 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“The Seller shall use its reasonable best efforts to cause such intercompany account balances to be settled in full on or prior to Closing; provided, however, that with respect to any such intercompany account balances that result from ordinary course day-to-day operating transactions that have not been settled prior to Closing, Seller and Buyer hereby agree to cause such balances to be settled in full as soon as practicable after Closing in accordance with the standard set forth in Section 7.01(a).”

         10.   Section 7.05 of the Stock Purchase Agreement is hereby amended by adding the following sentence to the end of the current provision:

“In addition to the foregoing, from and after the Closing, the parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) relating to each Company and Subsidiary as is reasonably requested for the purpose of preparing any financial statements required to be prepared by Seller or Buyer.”

         11.   Section 382 Allocation. Section 8.03(f) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

    “(f)        Seller shall file a timely election (the “382 Election Filing”) under Treasury Regulations Section 1.1502-95(c) and 1.1502-95(f) to allocate a portion of the Seller Group’s Code Section 382 limitation from prior ownership changes to the Companies and the Subsidiaries (“382 Allocation Amount”). After the Closing and prior to the 382 Election Filing, Seller and Buyer shall cooperate in the determination of the 382 Allocation Amount, which shall be a fair and equitable allocation from the Seller Group to the Companies and Subsidiaries. At Seller’s request, Buyer shall cause any of the Companies or Subsidiaries to join with Seller in making any election required under Treasury Regulations Section 1.1502-95(f).”

         12.   Any provision of the Stock Purchase Agreement not specifically modified by this Amendment shall remain in full force and effect.

         13.   The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof.

         14.   This Amendment may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

KENDLE INTERNATIONAL INC. BY: —————————————— Name: Title: CHARLES RIVER LABORATORIES INTERNATIONAL, INC. BY: —————————————— Name: Title: